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                                                                   EXHIBIT 23.3




         With respect to the Registration Statements on Form S-3 (No.'s 333-16239 and 333-71) and on Form S-8 (No. 33-49889) filed by Kaiser Aluminum Corporation, a Delaware corporation (the "Registration Statements"), we hereby consent to use of our name, and to references to advice rendered by our firm, incorporated by reference into the Registration Statements from Kaiser Aluminum Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, under the headings (i) Management's Discussion and Analysis of Financial Condition and Results of Operation - Liquidity and Capital resources - Asbestos Contingencies and (ii) Note 8 of the Notes to Consolidated Financial Statements.



                                       THELEN, MARRIN, JOHNSON &
                                             BRIDGES LLP




March 26, 1997